Exhibit 99.1

Electronic Arts Reports Q4 and FY23 Results
Record Q4 net bookings driven by all-time high EA SPORTS FIFA franchise performance;
Company carries strong momentum into brand launch of EA SPORTS FC

REDWOOD CITY, CA – May 9, 2023 – Electronic Arts Inc. (NASDAQ: EA) today announced preliminary financial results for its fourth quarter and fiscal year ended March 31, 2023.

“EA delivered a strong Q4 with record net bookings, up 11 percent year-over-year, demonstrating the strength of our business. Our teams continue to create high quality entertainment, fueled by amazing games and deeply engaging live services,” said Andrew Wilson, CEO of Electronic Arts. “We’re excited to continue our momentum, including the highly anticipated launch of EA SPORTS FC later this year.”

“Record live services performance and increased engagement, particularly from our EA SPORTS FIFA franchise, drove better-than-expected Q4 net bookings, capping a strong finish to the fiscal year,” said Chris Suh, CFO. “Looking ahead, our teams remain disciplined in prioritizing the player experience as we continue to focus our investments on long-term growth.”

Selected Operating Highlights and Metrics1

•Net bookings2 for Q4 was $1.946 billion, up 11% year-over-year (up 15% in constant currency).
•Live services and other net bookings for Q4 was $1.622 billion, a record for the quarter, up 9% year-over-year (up 13% in constant currency) and represented 83% of total net bookings.
•The EA SPORTS FIFA franchise Q4 net bookings grew 31% year-over-year (up 37% in constant currency).
•In the six months since launch, EA SPORTS FIFA 23 has surpassed life-time sales of EA SPORTS FIFA 22, becoming the most successful launch in franchise history.
•Apex Legends delivered net bookings growth in Q4 year-over-year at constant currency, driven by a successful Season 16 with peak weekly active users up over 20% from the previous season.
•Life-to-date, The Sims 4 player network has grown to more than 70 million worldwide.

Selected Financial Highlights and Metrics

•Net revenue was $1.874 billion for the quarter and $7.426 billion for the fiscal year.
•Net cash provided by operating activities was $617 million for the quarter and $1.550 billion for the fiscal year.
•EA repurchased 2.7 million shares for $325 million during the quarter, bringing the total for the fiscal year to 10.4 million shares for $1.295 billion.

Dividend

EA has declared a quarterly cash dividend of $0.19 per share of the Company’s common stock. The dividend is payable on June 21, 2023 to shareholders of record as of the close of business on May 31, 2023.

Quarterly Financial Highlights

	Three Months Ended
	March 31,
	2023	2022
(in $ millions, except per share amounts)
Full game	372	438
Live services and other	1,502	1,387
Total net revenue	1,874	1,825

Net income (loss)	(12)	225
Diluted earnings (loss) per share	(0.04)	0.80

Operating cash flow	617	444

Value of shares repurchased	325	325
Number of shares repurchased	2.7	2.5

Cash dividend paid	52	48

The following GAAP-based financial data3,4 and tax rate of 19% was used internally by company management to adjust its GAAP results in order to assess EA’s operating results:

	Three Months Ended March 31, 2023
		GAAP-Based Financial Data
(in $ millions)	Statement of Operations	Acquisition-related expenses	Change in deferred net revenue (online-enabled games)	Restructuring and related charges	Stock-based compensation
Total net revenue	1,874	—	72	—	—
Cost of revenue	448	(25)	—	—	(2)
Gross profit	1,426	25	72	—	2
Total operating expenses	1,251	(26)	—	(155)	(140)
Operating income	175	51	72	155	142
Interest and other income (expense), net	6	—	—	—	—
Income before provision for income taxes	181	51	72	155	142
Number of shares used in computation:
Diluted	274

Fiscal Year Financial Highlights

	Twelve Months Ended
	March 31,
	2023	2022
(in $ millions)
Full game	1,937	1,993
Live services and other	5,489	4,998
Total net revenue	7,426	6,991

Net income	802	789
Diluted earnings per share	2.88	2.76

Operating cash flow	1,550	1,899

Value of shares repurchased	1,295	1,300
Number of shares repurchased	10.4	9.5

Cash dividend paid	210	193

The following GAAP-based financial data3,4 and a tax rate of 19% was used internally by company management to adjust its GAAP results in order to assess EA’s operating results.

	Twelve Months Ended March 31, 2023
		GAAP-Based Financial Data
(in $ millions)	Statement of Operations	Acquisition-related expenses	Change in deferred net revenue (online-enabled games)	Restructuring and related charges	Stock-based compensation
Total net revenue	7,426	—	(85)	—	—
Cost of revenue	1,792	(120)	—	—	(7)
Gross profit	5,634	120	(85)	—	7
Total operating expenses	4,302	(158)	—	(155)	(541)
Operating income	1,332	278	(85)	155	548
Interest and other income (expense), net	(6)	—	—	—	—
Income before provision for income taxes	1,326	278	(85)	155	548
Number of shares used in computation:
Diluted	278

Operating Metric

The following is a calculation of our total net bookings2 for the periods presented:

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2023	2022	2023	2022
(in $ millions)
Total net revenue	1,874	1,825	7,426	6,991
Change in deferred net revenue (online-enabled games)	72	(74)	(85)	524
Total Net bookings	1,946	1,751	7,341	7,515

Business Outlook as of May 9, 2023

Fiscal Year 2024 Expectations – Ending March 31, 2024

Financial metrics:
•Net revenue is expected to be approximately $7.300 billion to $7.700 billion.
◦No change in deferred net revenue (online-enabled games) is expected.
•Net income is expected to be approximately $915 million to $1.055 billion.
•Diluted earnings per share is expected to be approximately $3.30 to $3.81.
•Operating cash flow is expected to be approximately $1.700 billion to $1.850 billion.
•The Company estimates a share count of 277 million for purposes of calculating fiscal year 2024 diluted earnings per share.

Operational metric:
•Net bookings2 is expected to be approximately $7.300 billion to $7.700 billion.

In addition, the following outlook for GAAP-based financial data3,4 and long-term tax rate of 19% are used internally by EA to adjust GAAP expectations to assess EA’s operating results and plan for future periods:

	Twelve Months Ending March 31, 2024
		GAAP-Based Financial Data*
	GAAP Guidance Range	Acquisition-related expenses	Change in deferred net revenue (online-enabled games)	Restructuring and related charges	Stock-based compensation
(in $ millions)
Total net revenue	7,300 to 7,700	—	—	—	—
Cost of revenue	1,670 to 1,750	(65)	—	—	(5)
Operating expense	4,295 to 4,415	(95)	—	(25)	(635)
Income before provision for income taxes	1,346 to 1,551	160	—	25	640
Net income	915 to 1,055
Number of shares used in computation:
Diluted shares	277
*The mid-point of the range has been used for purposes of presenting the reconciling items.

First Quarter Fiscal Year 2024 Expectations – Ending June 30, 2023

Financial metrics:
•Net revenue is expected to be approximately $1.825 billion to $1.925 billion.
◦Change in deferred net revenue (online-enabled games) is expected to be approximately ($325) million.
•Net income is expected to be approximately $271 million to $316 million.
•Diluted earnings per share is expected to be approximately $0.98 to $1.14.
•The Company estimates a share count of 277 million for purposes of calculating first quarter fiscal 2024 diluted earnings per share.

Operational metric:
•Net bookings2 is expected to be approximately $1.500 billion to $1.600 billion.

In addition, the following outlook for GAAP-based financial data3,4 and long-term tax rate of 19% are used internally by EA to adjust GAAP expectations to assess EA’s operating results and plan for future periods:

	Three Months Ending June 30, 2023
		GAAP-Based Financial Data*
	GAAP Guidance Range	Acquisition-related expenses	Change in deferred net revenue (online-enabled games)	Restructuring and related charges	Stock-based compensation
(in $ millions)
Total net revenue	1,825 to 1,925	—	(325)	—	—
Cost of revenue	350 to 370	(20)	—	—	—
Operating expense	1,065 to 1,085	(25)	—	(20)	(140)
Income before provision for income taxes	410 to 479	45	(325)	20	140
Net income	271 to 316
Number of shares used in computation:
Diluted shares	277
*The mid-point of the range has been used for purposes of presenting the reconciling items.

Conference Call and Supporting Documents
Electronic Arts will host a conference call on May 9, 2023 at 2:00 pm PT (5:00 pm ET) to review its results for the fourth fiscal quarter and fiscal year ended March 31, 2023 and its outlook for the future. During the course of the call, Electronic Arts may disclose material developments affecting its business and/or financial performance. Listeners may access the conference call live through the following dial-in number (888) 330-2446 (domestic) or (240) 789-2732 (international), using the conference code 5939891 or via webcast at EA’s IR Website at http://ir.ea.com.

EA has posted a slide presentation with a financial model of EA’s historical results and guidance on EA’s IR Website. EA will also post the prepared remarks and a transcript from the conference call on EA’s IR Website.

A dial-in replay of the conference call will be available until May 24, 2023 at (800) 770-2030 (domestic) or (647) 362-9199 (international) using pin code 5939891. An audio webcast replay of the conference call will be available for one year on EA’s IR Website.

Forward-Looking Statements

Some statements set forth in this release, including the information relating to EA’s expectations under the heading “Business Outlook as of May 9, 2023” and other information regarding EA's expectations contain forward-looking statements that are subject to change. Statements including words such as “anticipate,” “believe,” “expect,” “intend,” “estimate,” “plan,” “predict,” “seek,” “goal,” “will,” “may,” “likely,” “should,” “could” (and the negative of any of these terms), “future” and similar expressions also identify forward-looking statements. These forward-looking statements are not guarantees of future performance and reflect management’s current expectations. Our actual results could differ materially from those discussed in the forward-looking statements.

Some of the factors which could cause the Company’s results to differ materially from its expectations include the following: sales of the Company’s products and services; the Company’s ability to develop and support digital products and services, including managing online security and privacy; outages of our products, services and technological infrastructure; the Company’s ability to manage expenses; the competition in the interactive entertainment industry; governmental regulations; the effectiveness of the Company’s sales and marketing programs; timely development and release of the Company’s products and services; the Company’s ability to realize the anticipated benefits of, and integrate, acquisitions; the consumer demand for, and the availability of an adequate supply of console hardware units; the Company’s ability to predict consumer preferences among competing platforms; the Company’s ability to develop and implement new technology; foreign currency exchange rate fluctuations; economic and geopolitical conditions; changes in our tax rates or tax laws; and other factors described in Part II, Item 1A of Electronic Arts’ latest Quarterly Report on Form 10-Q under the heading “Risk Factors”, as well as in other documents we have filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2022.

These forward-looking statements are current as of May 9, 2023. Electronic Arts assumes no obligation to revise or update any forward-looking statement for any reason, except as required by law. In addition, the preliminary financial results set forth in this release are estimates based on information currently available to Electronic Arts.

While Electronic Arts believes these estimates are meaningful, they could differ from the actual amounts that Electronic Arts ultimately reports in its Annual Report on Form 10-K for the fiscal year ended March 31, 2023. Electronic Arts assumes no obligation and does not intend to update these estimates prior to filing its Form 10-K for the fiscal year ended March 31, 2023.

About Electronic Arts

Electronic Arts (NASDAQ: EA) is a global leader in digital interactive entertainment. The Company develops and delivers games, content and online services for Internet-connected consoles, mobile devices and personal computers.

In fiscal year 2023, EA posted GAAP net revenue of approximately $7.4 billion. Headquartered in Redwood City, California, EA is recognized for a portfolio of critically acclaimed, high-quality brands such as EA SPORTS™ FC, Battlefield™, Apex Legends™, The Sims™, Madden NFL, Need for Speed™, Titanfall™, Plants vs. Zombies™ and F1®. More information about EA is available at www.ea.com/news.

EA SPORTS, Battlefield, Need for Speed, Apex Legends, The Sims, Titanfall and Plants vs. Zombies are trademarks of Electronic Arts Inc. STAR WARS © & TM 2015 Lucasfilm Ltd. All rights reserved. John Madden, NFL, FIFA and F1 are the property of their respective owners and used with permission.

For additional information, please contact:

Stuart Canfield	Erin Rheaume
SVP, Finance & Investor Relations	Director, Financial Communications
650-628-7750	650-628-7978
scanfield@ea.com	erheaume@ea.com

1 For more information on constant currency, please refer to the earnings slides available on EA’s IR Website.

2 Net bookings is defined as the net amount of products and services sold digitally or sold-in physically in the period. Net bookings is calculated by adding total net revenue to the change in deferred net revenue for online-enabled games.

3 For more information about the nature of the GAAP-based financial data, please refer to EA’s Form 10-K for the fiscal year ended March 31, 2022.

4 On March 29, 2023, EA announced a restructuring plan focused on prioritizing investments aligned with the Company's growth opportunities and optimizing its real estate portfolio.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Operations
(in $ millions, except per share data)

	Three Months Ended March 31,		Twelve Months Ended March 31,

	2023	2022	2023	2022
Net revenue	1,874	1,825	7,426	6,991
Cost of revenue	448	419	1,792	1,859
Gross profit	1,426	1,406	5,634	5,132
Operating expenses:
Research and development	635	579	2,328	2,186
Marketing and sales	255	245	978	961
General and administrative	224	165	727	673
Amortization and impairment of intangibles	26	52	158	183
Restructuring	111	—	111	—
Total operating expenses	1,251	1,041	4,302	4,003
Operating income	175	365	1,332	1,129
Interest and other income (expense), net	6	(9)	(6)	(48)
Income before provision for income taxes	181	356	1,326	1,081
Provision for income taxes	193	131	524	292
Net income (loss)	(12)	225	802	789
Earnings (loss) per share
Basic	(0.04)	0.80	2.90	2.78
Diluted	(0.04)	0.80	2.88	2.76
Number of shares used in computation
Basic	274	281	277	284
Diluted	274	283	278	286

Results (in $ millions, except per share data)
The following table reports the variance of the actuals versus our guidance provided on January 31, 2023 for the three months ended March 31, 2023 plus a comparison to the actuals for the three months ended March 31, 2022.

	Three Months Ended March 31,
	2023 Guidance (Mid-Point)		2023 Actuals	2022 Actuals
		Variance
Net revenue
Net revenue	1,750	124	1,874	1,825
GAAP-based financial data
Change in deferred net revenue (online-enabled games)[1]	(25)	97	72	(74)
Cost of revenue
Cost of revenue	405	43	448	419
GAAP-based financial data
Acquisition-related expenses	(25)	—	(25)	(45)
Stock-based compensation	—	(2)	(2)	(2)
Operating expenses
Operating expenses	1,080	171	1,251	1,041
GAAP-based financial data
Acquisition-related expenses	(35)	9	(26)	(52)
Restructuring and related charges	—	(155)	(155)	—
Stock-based compensation	(140)	—	(140)	(123)
Income before tax
Income before tax	270	(89)	181	356
GAAP-based financial data
Acquisition-related expenses	60	(9)	51	97
Change in deferred net revenue (online-enabled games)[1]	(25)	97	72	(74)
Restructuring and related charges	—	155	155	—
Stock-based compensation	140	2	142	125
Tax rate used for management reporting	19%		19%	18%
Earnings (loss) per share
Basic	0.13	(0.17)	(0.04)	0.80
Diluted	0.13	(0.17)	(0.04)	0.80
Number of shares used in computation
Basic	275	(1)	274	281
Diluted	277	(3)	274	283
Anti-dilutive shares excluded for loss position[2]	—	1	1	—

1The change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of cash flows does not necessarily         equal the change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of operations primarily due to the impact of unrecognized gains/losses on cash flow hedges.

2 Diluted earnings per share reflects the potential dilution from common shares (calculated using the treasury stock method), issuable through stock-based compensation plans. When the company incurs a loss, shares issuable though stock-based compensation plans are excluded from the diluted loss per share calculation as inclusion would be anti-dilutive.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(in $ millions)

	March 31, 2023	March 31, 2022[3]
ASSETS
Current assets:
Cash and cash equivalents	2,424	2,732
Short-term investments	343	330
Receivables, net	684	650
Other current assets	518	439
Total current assets	3,969	4,151
Property and equipment, net	549	550
Goodwill	5,380	5,387
Acquisition-related intangibles, net	618	962
Deferred income taxes, net	2,462	2,243
Other assets	481	507
TOTAL ASSETS	13,459	13,800

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	99	101
Accrued and other current liabilities	1,285	1,388
Deferred net revenue (online-enabled games)	1,901	2,024
Total current liabilities	3,285	3,513
Senior notes, net	1,880	1,878
Income tax obligations	607	386
Deferred income taxes, net	1	1
Other liabilities	393	397
Total liabilities	6,166	6,175

Stockholders’ equity:
Common stock	3	3
Retained earnings	7,357	7,607
Accumulated other comprehensive income (loss)	(67)	15
Total stockholders’ equity	7,293	7,625
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	13,459	13,800

3Derived from audited consolidated financial statements.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows
(in $ millions)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2023	2022	2023	2022
OPERATING ACTIVITIES
Net income (loss)	(12)	225	802	789
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, amortization, accretion and impairment	173	141	536	486
Stock-based compensation	142	125	548	528
Change in assets and liabilities
Receivables, net	152	313	(34)	(77)
Other assets	(50)	(82)	(103)	(157)
Accounts payable	31	2	10	(7)
Accrued and other liabilities	106	(14)	134	169
Deferred income taxes, net	(18)	(189)	(221)	(329)
Deferred net revenue (online-enabled games)	93	(77)	(122)	497
Net cash provided by operating activities	617	444	1,550	1,899

INVESTING ACTIVITIES
Capital expenditures	(47)	(53)	(207)	(188)
Proceeds from maturities and sales of short-term investments	152	136	395	1,329
Purchase of short-term investments	(142)	(116)	(405)	(554)
Acquisitions, net of cash acquired	—	—	—	(3,391)
Net cash used in investing activities	(37)	(33)	(217)	(2,804)

FINANCING ACTIVITIES
Proceeds from issuance of common stock	33	33	80	77
Cash dividends paid	(52)	(48)	(210)	(193)
Cash paid to taxing authorities for shares withheld from employees	(14)	(11)	(175)	(204)
Repurchase and retirement of common stock	(325)	(325)	(1,295)	(1,300)
Net cash used in financing activities	(358)	(351)	(1,600)	(1,620)

Effect of foreign exchange on cash and cash equivalents	—	2	(41)	(3)
Change in cash and cash equivalents	222	62	(308)	(2,528)
Beginning cash and cash equivalents	2,202	2,670	2,732	5,260
Ending cash and cash equivalents	2,424	2,732	2,424	2,732

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in $ millions, except per share data)

	Q4	Q1	Q2	Q3	Q4	YOY %
	FY22	FY23	FY23	FY23	FY23	Change
Net revenue
Net revenue	1,825	1,767	1,904	1,881	1,874	3%
GAAP-based financial data
Change in deferred net revenue (online-enabled games)[1]	(74)	(468)	(150)	461	72
Gross profit
Gross profit	1,406	1,453	1,442	1,313	1,426	1%
Gross profit (as a % of net revenue)	77%	82%	76%	70%	76%
GAAP-based financial data
Acquisition-related expenses	45	30	39	26	25
Change in deferred net revenue (online-enabled games)[1]	(74)	(468)	(150)	461	72
Stock-based compensation	2	2	1	2	2
Operating income
Operating income	365	441	427	289	175	(52%)
Operating income (as a % of net revenue)	20%	25%	22%	15%	9%
GAAP-based financial data
Acquisition-related expenses	97	69	82	76	51
Change in deferred net revenue (online-enabled games)[1]	(74)	(468)	(150)	461	72
Restructuring and related charges	—	—	—	—	155
Stock-based compensation	125	125	140	141	142
Net income (loss)
Net income (loss)	225	311	299	204	(12)	(105%)
Net income (loss) (as a % of net revenue)	12%	18%	16%	11%	(1%)
GAAP-based financial data
Acquisition-related expenses	97	69	82	76	51
Change in deferred net revenue (online-enabled games)[1]	(74)	(468)	(150)	461	72
Restructuring and related charges	—	—	—	—	155
Stock-based compensation	125	125	140	141	142
Tax rate used for management reporting	18%	19%	19%	19%	19%
Diluted earnings (loss) per share	0.80	1.11	1.07	0.73	(0.04)	(105%)
Number of shares used in computation
Basic	281	279	278	276	274
Diluted	283	281	279	278	274
Anti-dilutive shares excluded for loss position[2]	—	—	—	—	1

1The change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of cash flows does not necessarily equal the change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of operations primarily due to the impact of unrecognized gains/losses on cash flow hedges.

2 Diluted earnings per share reflects the potential dilution from common shares (calculated using the treasury stock method), issuable through stock-based compensation plans. When the company incurs a loss, shares issuable though stock-based compensation plans are excluded from the diluted loss per share calculation as inclusion would be anti-dilutive.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in $ millions)

	Q4	Q1	Q2	Q3	Q4	YOY %
	FY22	FY23	FY23	FY23	FY23	Change
QUARTERLY NET REVENUE PRESENTATIONS
Net revenue by composition
Full game downloads	312	237	328	423	274	(12%)
Packaged goods	126	104	274	199	98	(22%)
Full game	438	341	602	622	372	(15%)
Live services and other	1,387	1,426	1,302	1,259	1,502	8%
Total net revenue	1,825	1,767	1,904	1,881	1,874	3%
Full game	24%	19%	32%	33%	20%
Live services and other	76%	81%	68%	67%	80%
Total net revenue %	100%	100%	100%	100%	100%
GAAP-based financial data
Full game downloads	(103)	(111)	17	45	(24)
Packaged goods	(68)	(65)	16	20	(24)
Full game	(171)	(176)	33	65	(48)
Live services and other	97	(292)	(183)	396	120
Total change in deferred net revenue (online-enabled games) by composition[1]	(74)	(468)	(150)	461	72

Net revenue by platform
Console	1,092	1,042	1,161	1,152	1,088	—
PC & Other	420	402	423	435	469	12%
Mobile	313	323	320	294	317	1%
Total net revenue	1,825	1,767	1,904	1,881	1,874	3%
GAAP-based financial data
Console	(86)	(405)	(134)	423	11
PC & Other	3	(54)	8	29	47
Mobile	9	(9)	(24)	9	14
Total change in deferred net revenue (online-enabled games) by platform[1]	(74)	(468)	(150)	461	72

1The change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of cash flows does not necessarily equal the change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of operations primarily due to the impact of unrecognized gains/losses on cash flow hedges.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in $ millions)

	Q4	Q1	Q2	Q3	Q4	YOY %
	FY22	FY23	FY23	FY23	FY23	Change
CASH FLOW DATA
Operating cash flow	444	(78)	(112)	1,123	617	39%
Operating cash flow - TTM	1,899	1,964	1,788	1,377	1,550	(18%)
Capital expenditures	53	59	53	48	47	(11%)
Capital expenditures - TTM	188	203	213	213	207	10%
Repurchase and retirement of common stock	325	320	325	325	325	—
Cash dividends paid	48	53	53	52	52	8%
DEPRECIATION
Depreciation expense	42	44	45	46	58	38%
BALANCE SHEET DATA
Cash and cash equivalents	2,732	2,082	1,539	2,202	2,424
Short-term investments	330	334	335	351	343
Cash and cash equivalents, and short-term investments	3,062	2,416	1,874	2,553	2,767	(10%)
Receivables, net	650	579	919	836	684	5%
STOCK-BASED COMPENSATION
Cost of revenue	2	2	1	2	2
Research and development	84	81	95	95	96
Marketing and sales	13	13	16	15	15
General and administrative	26	29	28	29	29
Total stock-based compensation	125	125	140	141	142
RESTRUCTURING AND RELATED CHARGES
Restructuring	—	—	—	—	111
Office space reductions	—	—	—	—	44
Total restructuring and related charges	—	—	—	—	155